UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006 (November 29, 2006)

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2006, VeriSign, Inc. (“VeriSign”) announced that on November 29, 2006 it had received notification that the U.S. Department of Commerce has approved the Registry Agreement (the “2006 .com Registry Agreement”), between Internet Corporation for Assigned Names and Numbers (“ICANN”) and VeriSign.

The 2006 .com Registry Agreement provides that VeriSign will continue to be the sole registry operator for domain names in the .com top-level domain through the term of the agreement. VeriSign will be entitled to charge a maximum fee of $6.00 for specified registry services, and the fees may be increased by up to 7% in four years of any six year term of the 2006 .com Registry Agreement. VeriSign is also required to make a payment of $625,000 to ICANN, as well as quarterly payments of $1.5 million and increasing to $3.0 million (subject to adjustment based on the number of annual domain name registrations) for fixed registry-level fees.

VeriSign is required to comply with and implement temporary specifications or policies and consensus policies, as well as other provisions in the 2006 .com Registry Agreement relating to handling of data and other registry operations. The 2006 .com Registry Agreement also provides a procedure for VeriSign to propose and ICANN to review and approve additional registry services.

The expiration date of the 2006 .com Registry Agreement is November 30, 2012. The 2006 .com Registry Agreement provides that it shall be renewed unless it has been determined that VeriSign has been in fundamental and material breach of certain provisions of the 2006 .com Registry Agreement and has failed to cure such breach. The U.S. Department of Commerce shall approve such renewal if it concludes that it is in the public interest in the continued security and stability of the domain name system and the provision of registry services offered on reasonable terms.

In connection with the approval by the U.S. Department of Commerce of the 2006 .com Registry Agreement, VeriSign and the Department of Commerce entered into Amendment No. Thirty (30) to Cooperative Agreement—Special Awards Conditions NCR-92-18742 between VeriSign and the Department of Commerce (the “Amendment”). The Amendment provides that the term of VeriSign’s existing Cooperative Agreement (the “Cooperative Agreement”) shall extend through November 30, 2012. The Amendment provides that any renewal or extension of the 2006 .com Registry Agreement is subject to prior written approval by the Department of Commerce.

Item 8.01. Other Events.

As previously reported in VeriSign’s prior periodic reports filed with the Securities and Exchange Commission, VeriSign was engaged in a legal dispute with ICANN over disagreements arising under the .com Registry Agreement, effective May 2001, and .net Registry Agreement, effective May 2001, both with ICANN. In October 2005, VeriSign and ICANN conditioned the proposed settlement of their legal dispute upon the execution of the 2006 ..com Registry Agreement and approval of the 2006 .com Registry Agreement by the U.S. Department of Commerce. VeriSign and ICANN have finalized a settlement of their legal dispute and, as part of the final settlement, VeriSign and ICANN intend to file dismissals of their pending litigation proceedings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: December 5, 2006	By:	/s/ Paul B. Hudson
Paul B. Hudson Vice President, Associate General Counsel